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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  HADRON, INC.
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                (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                              PRELIMINARY COPIES

                                     [LOGO]

                                  HADRON, INC.
                              5904 Richmond Highway
                                    Suite 300
                           Alexandria, Virginia 22303


                                                                  April __, 2002

Dear Fellow Shareholders:

         You are cordially invited to attend Hadron, Inc.'s Annual Meeting of Shareholders to be held on May 21, 2002, at 11:00 a.m. local time at the Tower Club, located at 8000 Tower Crescent Drive, Vienna, Virginia 22182.

         At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) approval of the Company's 2002 Stock Option Plan; (iii) to approve a proposed name change of the Company to Analex Corporation; (iv) to approve a proposed change in the state of incorporation of the Company from New York to Delaware;
(v) to approve an increase in the number of authorized Common Stock to 30,000,000 and to add a class of Preferred Stock; (vi) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2002; and (vii) any other business as may properly come before the meeting. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

         Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                   Sincerely,

                                   /s/ Sterling E. Phillips, Jr.

                                   Sterling E. Phillips, Jr.
                                   President and Chief Executive Officer

                                   /s/ Jon M. Stout

                                   Jon M. Stout
                                   Chairman

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YOUR VOTE IS IMPORTANT

         Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

         If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

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                                  HADRON, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2002

TO THE SHAREHOLDERS OF HADRON, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hadron, Inc., a New York corporation (the "Company"), is scheduled to be held on May 21, 2002 at 11:00 a.m., local time, at the Tower Club, 8000 Tower Crescent Drive, Vienna, Virginia 22182 for the following purposes:

          1. To elect eight directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

          2. To approve the Company's 2002 Stock Option Plan;

          3. To approve a proposed name change of the Company to Analex Corporation;

          4. To approve a proposed change in the state of incorporation of the Company from New York to Delaware;

          5. To approve an increase in the number of authorized Common Stock to 30,000,000 and to add a class of Preferred Stock;

          6. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2002; and

          7. To transact such other business as may properly come before the meeting and any adjournment thereof.

          Shareholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                  FOR THE BOARD

                                  /s/ Karen L. Dickey

                                  Karen L. Dickey
                                  Vice President and Corporate Secretary

Alexandria, Virginia
April __, 2002

                                  HADRON, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Proxy Solicitation

         This Proxy Statement is furnished to the holders of Common Stock, par value $0.02 per share (the "Common Stock"), of Hadron, Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2002, at 11:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board is not currently aware of any other matters that will come before the Annual Meeting.

         Proxies for use at the Annual Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about April __, 2002 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, to approve Proposals 2, 3, 4 and 5 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

         Shareholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the record date, ______________ shares of Common Stock were issued and outstanding, and there are no shares of any other class. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting.

         Under New York law, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect directors, (ii) the affirmative vote of a majority of the votes cast is required to approve the adoption of the 2002 Stock Option Plan (the "2002 Stock Option Plan"), (iii) the affirmative vote of a majority of the votes cast is required to approve the name change from Hadron, Inc. to Analex Corporation, (iv) the affirmative vote of the holders of at least two-thirds of the shares of the Company Common Stock outstanding on the Record Date is required for approval of the proposed reincorporation in Delaware through the merger (the "Reincorporation"), (v) the affirmative vote of the holders of at least a majority of the outstanding shares is required for the change in the Common Stock and to add a class of Preferred Stock, and (vi) the affirmative vote of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2002. Broker "non-votes" and the shares as to which a shareholder abstains from voting are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker "non-vote" will have the effect of an AGAINST vote on the proposed Reincorporation and on the proposed change in the Common Stock and Preferred Stock.

         At the Annual Meeting ballots will be distributed with respect to each proposed to be voted upon to each shareholder (or the shareholder's proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories:
FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three categories will be, with respect to each director to be elected, FOR the director nominee, WITHHOLD AUTHORITY from voting for the director nominee or FOR another person to be elected as a director.

         Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Change of Control

         On March 30, 2000, a group of investors led by Jon M. Stout, Patricia
W. Stout, the Stout Dynastic Trust (collectively the "Stouts"), J. Richard Knop ("Knop") (the Stouts and Knop, being collectively the "Investors") and John D. Sanders purchased certain of the Company's securities pursuant to a Securities Purchase Agreement among the Company and the Investors (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Investors acquired 2,250,000 units, each consisting of one share of Common Stock and a warrant to purchase 0.9 shares of Common Stock for a total of $877,500 in cash.

         Pursuant to the Purchase Agreement, on the Closing Date, C.W. Gilluly resigned from his position as the Company's Chief Executive Officer, and Jon M. Stout was appointed as the Company's President and Chief Executive Officer. Dr. Gilluly continued to serve as Chairman of the Company's Board of Directors. Further pursuant to the Purchase Agreement, two members of the Board resigned, Jon M. Stout was appointed a director and subsequently, Gerald R. McNichols, Sc.D and Gerald R. Young were appointed to the Board.

         On January 16, 2001, Mr. Stout resigned as President and Chief Executive Officer of the Company and was appointed to the position of Chairman. Mr. Stout remains a member of the Company's Board of Directors. On this same date, Dr. Gilluly resigned as Chairman but continues to provide consulting services and serve as a member of the Company's Board of Directors.

         As further required by the Purchase Agreement, the Investors and others designated therein also entered into a Voting Agreement dated March 30, 2000 (the "Voting Agreement"). The Voting Agreement was entered into by and among certain affiliates of Boles Knop & Company, L.L.C. (the "Affiliates"), Dr. Sanders, C.W. Gilluly and the Investors (collectively, the "Voting Group"). The Voting Group agreed, for a period of five (5) years from March 30, 2000, to vote all of the voting shares over which they have voting control and to take all other actions within such Voting Group's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise), including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings so that: (1) The authorized number of members of the Board will continue to be five unless and until such greater number is directed or approved by the Investors; (2) During the term of the Voting Agreement, the Investors shall be entitled to nominate a majority of the members of the Board (the "Nominees") and the Stockholders shall vote their shares to elect such Nominees; (3) Any Nominee elected or appointed as a director will be removed from the Board (and thereupon from all committees of the Board), with or without cause, only upon the written request or consent of the Investors; (4) In the event that any Nominee designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or committee will be filled by a newly designated Nominee; and (5) Upon the written direction or consent of the

Investors, the Company will take such actions as may be necessary and convenient to change the corporate domicile of the Company to the state of Delaware.

         In addition, the Voting Agreement provides that with the exception of transfers made: (i) pursuant to open market sales in brokers' transactions; or
(ii) sales made after the Investors declined a right of first refusal to purchase such shares at the same price and terms, any attempt to transfer the Voting Group's voting shares will be of no effect unless the person(s) to whom such shares are being transferred agrees in writing to be bound by the terms of the Voting Agreement.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of April 1, 2002 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Hadron, Inc., 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address                       Number of Shares      Percent of Class
----------------                     --------------------   ------------------
Jon M. Stout                            6,660,370(1)(2)            39.9%

Shawna L. Stout                         6,660,370(1)(3)            39.9%

Stout Dynastic Trust                    6,660,370(1)(4)            39.9%
13380 W. Polo Road
Wellington, FL  33414

Patricia W. Stout                       6,660,370(1)(5)            39.9%
13380 W. Polo Road
Wellington, FL  33414

S Co., LLC                              6,660,370(1)(6)            39.9%
13380 W. Polo Road
Wellington, FL  33414

J. Richard Knop                         6,660,370(1)(7)            39.9%
Windsor Group
One Discovery Square, Suite 700
12919 Sunset Hills Road
Reston, VA  20190

C.W. Gilluly, Ed.D.                     1,418,875(1)(8)             9.3%

RSSJ Associates                         2,116,014                  14.7%
3750 Centerview Drive
Chantilly, VA  20151

Lese Ann Kodger                         1,596,459                  11.1%
1501 Minutemen Cswy, Unit 202
Cocoa Beach, FL  32931

Peter C. Belford, Sr.                   1,108,397                   7.7%

John D. Sanders, Ph.D.                    221,840(1)(9)             1.5%

Gerald R. McNichols, Sc.D.                634,569(10)               4.4%

Gerald R. Young                            25,010(11)                *

Donald J. Kellmel, Ph.D.                  118,416(12)                *

Sterling E. Phillips, Jr.                 675,484(13)               4.5%

Dr. Kenneth Alibek                         36,205(14)                *

All directors and executive            12,673,090(1)(15)           72.0%
 officers as a group (17 persons)

---------------------------------

*    Less than 1%

(1) Includes certain shares as to which voting power is shared in certain respects as a result of the Voting Agreement more fully described in the preceding section entitled "Change of Control."

(2) Includes 189,806 shares held by spouse, 133,208 shares held by children, 1,475,422 shares held by the Stout Dynastic Trust (the "Trust"), and 740,605 shares held by S Co., LLC; includes 48,340 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by self, spouse, and Stout Dynastic Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,708,061 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(3) Includes 230,840 shares held by Mr. Stout, 189,806 shares held by Ms. Stout, 66,604 shares held by Marcus Stout, 1,475,422 shares held by the Trust and 740,605 shares held by S Co., LLC, includes 48,340 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by self, spouse, and Stout Dynastic Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,708,061 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(4) Includes 230,840 shares held by Mr. Stout, who is the Trustee of the Trust, 189,806 shares held by Mrs. Stout, 133,208 shares held by the children of Mr. Stout and 740,605 shares held by S Co., LLC; includes 48,340 shares which may be acquired by Mr. Stout upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Trust, Mr. Stout, and Mrs. Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,708,061 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(5) Includes 230,840 shares held by spouse, 133,208 shares held by children, 1,475,422 shares held by the Trust and 740,605 shares held by S Co., LLC; includes 48,340 shares which may be acquired by Mr. Stout upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 230,769, 235,161 and 668,158 shares which may be acquired respectively by self, spouse and the Trust, pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,708,061 shares of the Company's Common Stock as to which Mrs. Stout has shared voting power.

(6) Includes 230,840 shares held by Mr. Stout, 189,806 shares held by Mrs. Stout, 133,208 shares held by the children of Mr. Stout, all of whom are principals in S Co., LLC and 1,475,422 shares held by the Trust; includes 48,340 shares which may be acquired by Mr. Stout upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Trust, Mr. Stout, and Mrs. Stout pursuant to warrants, which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,708,061 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(7) Includes warrants immediately exercisable to purchase 223,686 shares of the Company's Common Stock. Includes shares, warrants and options immediately exercisable by others representing 5,644,549 shares of the Company's Common Stock as to which Mr. Knop has shared voting power.

(8) Includes warrants immediately exercisable to purchase 748,000 shares of the Company's Common Stock. Also includes 60,000 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock Option Plan.

(9) Includes 10,840 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 81,000 shares, which may be acquired pursuant to warrants.

(10) Includes 5,010 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 48,056 shares, which may be acquired pursuant to warrants.

(11) Includes 5,010 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 10,000 shares, which may be acquired pursuant to warrants.

(12) Includes 23,340 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans.

(13) Includes 583,817 shares, which may be acquired upon the exercise of vested options granted under the Company's 2000 Stock Option Plan.

(14) Includes 28,340 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans.

(15) Includes 963,877 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 2,240,830 shares, which may be acquired pursuant to warrants.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Eight directors, constituting the entire Board, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

         The names of the eight directors and certain other information about them are set forth below as of April 1, 2002:



         Directors               Age      Director Since     Office Held with Company
         ---------               ---      --------------     ------------------------
Jon M. Stout*                     55           2000          Chairman of the Board and Director

Peter C. Belford, Sr.             55           2001          Director

C.W. Gilluly, Ed.D.               56           1992          Director

Gerald R. McNichols, Sc.D.*       58           2000          Director

Sterling E. Phillips, Jr.         55           2001          Director, President and Chief
                                                               Executive Officer

John D. Sanders, Ph.D.            63           1997          Director

Shawna L. Stout*                  27           2001          Director

Gerald R. Young*                  72           2000          Director


   * This individual is elected pursuant to the Voting Agreement described in "Change of Control" and is elected pursuant to the Voting Agreement.

         Jon M. Stout was appointed the Company's President and Chief Executive Officer and to the Board on March 31, 2000. On January 16, 2001, Mr. Stout resigned as President and Chief Executive Officer of the Company and was appointed to the position of Chairman. Mr. Stout, along with his wife, founded DPC Technologies, Inc., a military intelligence information technology company, which was sold to Northrop Grumman in 1999. Prior to that endeavor, Mr. Stout served in senior management and marketing positions with various firms, including the Harris Corporation and Perkin Elmer Corporation.

         Peter C. Belford, Sr., who was appointed to the Board on November 9, 2001, has more than 30 years experience in building and operating companies in the Federal Government sector. Mr. Belford was president of Analex Corporation from 2000 until it was acquired by the Company in November 2001. From 1997 through 2000, he held the position of Senior Vice President for Federal Data Corporation, and from 1985 to 1997 served as President and Chief Operating Officer of NYMA, Inc. Prior to these positions, Mr. Belford served thirteen years as Vice President with Computer Sciences Corporation.

     C.W. Gilluly, Ed.D. was Chairman of the Company from October 1994 until January 16, 2001. He also served as Chief Executive Officer of the Company from May 1993 to March 2000. Since June 1992, Dr. Gilluly has served as Chairman of COMTEX News Network, Inc., a provider of electronic news and business information, for which he also served as Chief Executive Officer from June 1992 through September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS Corporation and its predecessor, Infotechnology, Inc. since June 1992.

         Gerald R. McNichols, Sc.D., who was appointed to the Board on June 12, 2000, has more than 35 years of experience in management and consulting. He has founded several companies and serves on the boards of various private companies. In 1977, Dr. McNichols founded Management Consulting & Research, Inc., which he sold to GRC International, Inc. in 1999. Dr. McNichols was commissioned by the Air Force in 1965 and spent four years in the Air Force before joining the Office of the Secretary of Defense.

         Sterling E. Phillips, Jr., was appointed the Company's President and Chief Executive Officer and to fill the vacancy on the Board on January 16, 2001. Prior to joining the Company, Mr. Phillips held senior management positions with Federal Data Corporation, in the Science and Engineering and Corporate Marketing Groups from 1996 to 2001. From 1993 to 1996, he was the Chief Operating Officer of TRI-COR Industries, Inc., and from 1992 to 1993 served as President of Business Development for Computer Sciences Corporation. Prior to these, he held senior national and international marketing positions with International Business Machines Corporation for twenty-four years.

         John D. Sanders, Ph.D., who has been a member of the Board since September 1997, serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of TechNews, Inc., publisher of Washington Technology newspaper, from 1988 to 1996, prior to its sale to The Washington Post Company. In addition, Dr. Sanders has been a registered representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of ITC Learning Corporation, SenSyTech, Inc. and COMTEX News Network, Inc.

         Shawna L. Stout, who was appointed to the Board on November 9, 2001, has been Managing Partner for S Co., LLC since July 1999. From 1997 through 1999, Ms. Stout held the position of Director of Finance with DPC Technologies, Inc. Prior to these, she worked as an Assistant Trader for the Union Bank of Switzerland. She is the daughter of the Company's Chairman, Jon M. Stout.

         Gerald R. Young, who was appointed to the Board on June 12, 2000, serves as a management consultant to emerging companies. Mr. Young served on the Board of Directors and as a management consultant with DPC Technologies, Inc. until 1999 when DPC was sold to Northrop Grumman Logicon. Mr. Young continues to provide services to Logicon/DPC Technologies as a member of its Board of Advisors.

                               EXECUTIVE OFFICERS

         The following table contains information as of April 1, 2002 as to the executive officers of the Company, who are not also directors of the Company:

                                Officer
       Name                      Since            Office Held With Company
       ----                      -----            ------------------------
Ronald B. Alexander              2001       Senior Vice President and Chief Financial Officer

Kenneth Alibek, M.D.             2000       Senior Vice President

Karen L. Dickey                  2000       Vice President and Corporate Secretary

Deborah J. Hickox                2000       Vice President of Finance and Treasurer

Ellen J. Hyslope                 2000       Vice President of Administration

Donald E. Jewell                 1996       Vice President

Donald J. Kellmel, Ph.D.         1999       Chief Technical Officer

Christopher J. Pestak            2002       Senior Vice President

George W. Tonn                   2001       Senior Vice President


         Ronald B. Alexander (54) was appointed Senior Vice President and Chief Financial Officer of the Company in November 2001. Prior to joining the Company, Mr. Alexander was the managing director of

Alexander & Co., a financial and management consulting firm, and since 1998 has served as the Chief Financial Officer of such technology, software development, internet, telecommunications, and professional services firms as Commodore International, Ltd., GRC International, AppNet Systems, Inc. and TTC Inc.

         Dr. Kenneth Alibek (51) was appointed Senior Vice President in September 2000, and also serves as President of the Company's Advanced Biosystems, Inc. (ABS) subsidiary, a position he has held since December 1999. Dr. Alibek joined the Company in April 1999 as Chief Scientist and leads the Company's medical research and biowarfare defense initiatives. Prior to joining the Company, Dr. Alibek served as Program Manager for Battelle Memorial Institute from 1998 to 1999. From 1996 to 1998, he was Program Manager at SRS Technologies. From 1992 to 1996, Dr. Alibek held various research and consulting positions at the National Institutes of Health and BDM Federal, Inc. Prior to coming to the United States in 1992, Dr. Alibek served as the First Deputy Chief of Biopreparat, the principal government agency for biological weapons research and development in the former Soviet Union.

         Karen L. Dickey (42) was appointed Vice President and Corporate Secretary in September 2000. Ms. Dickey is a C.P.A. who has held numerous financial and management positions with the Company for sixteen years. From 1996 to 2000, she held the position of Corporate Controller. Ms. Dickey's previous experience includes accounting and management positions with Presidential Airways, Inc.

         Deborah J. Hickox (38) was appointed Vice President of Finance and Corporate Treasurer in September 2000. Ms. Hickox is a C.P.A. who joined the Company in June 1999 as Controller of the Company's Avenue Technologies, Inc.
(ATI) subsidiary. From 1996 to 1999, Ms. Hickox served as Controller of EDO Corporation's Technology Services and Analysis subsidiary. Ms. Hickox's previous experience includes finance positions with The Consortium of Universities of the Washington Metropolitan Area and The Concert Society at Maryland.

         Ellen J. Hyslope (39) was appointed Vice President of Administration in September 2000. Ms. Hyslope joined the Company in May 2000 as Director of Human Resources. From 1996 to 2000, Ms. Hyslope served as the Human Resources Director of Logicon DPC Technologies, a unit of Northrop Grumman. Ms. Hyslope's previous experience includes administrative positions with the Republican National Committee, the Community Associations Institute, Abacus Technology Corporation, and MCI Telecommunications Corporation.

         Donald E. Jewell (50) was appointed Vice President of the Company in May 1996, and also serves as President of the Sycom Services, Inc. (SyCom) subsidiary, a position he has held since 2000. Mr. Jewell was also President of Engineering & Information Services, Inc. (EISI) from 1993 through 2000, when it was merged with Analex. Mr. Jewell has held senior management positions in the government contracting business for over twenty years. He was Technical Director for Kendrick & Company in 1988 and 1989, and served as Director of Information Systems at British Aerospace from 1985 until 1988. From 1977 until 1985, he served in various computer services management roles for Planning Research Corporation.

         Donald J. Kellmel, Ph.D. (53) was appointed Chief Technical Officer of the Company in June 1999. Dr. Kellmel joined the Company in May 1999 when the Company acquired ATI. Dr. Kellmel has more than twenty-four years of professional experience in the management of corporate and systems engineering, computer applications and signal processing. Dr. Kellmel, who has held senior management positions with ATI since 1995, previously held senior management positions with Kaman Sciences Corporation and Locus, Inc.

         Christopher J. Pestak (42) was appointed Senior Vice President of the Company in 2002 and also serves as President of the Company's Aerospace Group. Since 1983 he has held various positions including Senior Vice President of Engineering & Quality and Vice President of NASA Programs with Analex.

         George W. Tonn (59) was appointed Senior Vice President of the Company in April 2001, and also serves as President of the Homeland Security Group. Prior to joining the Company in April 2001, Mr. Tonn was with Raytheon, Inc. where he served as the Director of the Advanced Battle Management Systems organization in the Strategic Systems Division from 1998 to 2001. Mr. Tonn's previous experience includes positions with Hughes Aircraft, Hughes Information Technology Company, SAIC, IBM Federal Systems, and service as a lieutenant colonel in the U.S. Army.

Meetings of the Board and Committees

         The Board held a total of eleven meetings during the year ended December 31, 2001. Each director attended in person or telephonically all of the meetings held by the Board and all committees thereof on which he served during the year ended December 31, 2001.

         The Audit Committee, comprised of Messrs. McNichols, Sanders, and Young, recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters (See "Audit Committee Report" below). The Audit Committee met one time during the year ended December 31, 2001.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from the management and the Company including the matters in the written disclosures required by the Independence Standards Board.

         The Committee discussed with the Company's independent auditors the overall scope and plan for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                                                Submitted by the Audit Committee

                                   John D. Sanders, Ph.D., Audit Committee Chair
                              Gerald R. McNichols, Sc.D., Audit Committee Member
                                         Gerald R. Young, Audit Committee Member


         The Compensation Committee of the Board (the "Compensation Committee"), which held two meetings in the year ended December 31, 2001, is comprised of Messrs. McNichols, Sanders, and Young. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company's Stock Option and Stock Purchase Plans.

         The Board does not have a Nominating Committee or an Executive
Committee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning all compensation paid by the Company during the year ended December 31, 2001 to its Chief Executive Officer, its former Chief Executive Officer and each of the three other most highly paid executive officers:

                           Summary Compensation Table



                                                                                                 Long-Term
                                                                                                Compensation
                                                                   Annual Compensation            Awards
                                                            ------------------------------     -------------
                                                                                                Securities
                                                                                                Underlying        All Other
                                                                                Bonus($)          Options       Compensation
     Name and Principal Position             Year (1)         Salary ($)         (2)(3)           (#)(4)           ($)(5)
     ---------------------------        ------------------  --------------    ------------     -------------    ------------
Jon M. Stout.........................        FY 2001          $141,014          $     -                 -           $7,000
Chairman, Director, and former            6 Mos 12/31/00        47,308           25,000            50,000            1,077
President and Chief Executive Officer     6 Mos 12/31/99             -                -                 -                -
                                             FY 2000                 -                -            15,000                -
                                             FY 1999                 -                -                 -                -

C. W. Gilluly, Ed.D. ................        FY 2001          $142,400          $     -                 -           $    -
Director and former Chairman              6 Mos 12/31/00        69,350                -                 -                -
                                          6 Mos 12/31/99        72,381                -                 -              100
                                             FY 2000           140,010                -                 -            1,000
                                             FY 1999           140,796           34,408            15,000            1,000

Dr. Kenneth Alibek, .................        FY 2001          $129,398          $     -                 -           $4,519
Senior Vice President                     6 Mos 12/31/00        62,115                -            20,000                -
                                          6 Mos 12/31/99        48,124                -            15,000                -
                                             FY 2000            97,234                -            15,000                -
                                             FY 1999            17,998                -                 -                -

Donald J. Kellmel, Ph.D. ............        FY 2001          $154,552          $     -                 -           $4,146
Chief Technical Officer                   6 Mos 12/31/00        77,000                -            20,000            1,866
                                          6 Mos 12/31/99        69,131                -            10,000            2,188
                                             FY 2000           143,932                -            10,000            5,038
                                             FY 1999            18,500                -                 -              648

Sterling E. Phillips, Jr. ...........        FY 2001          $158,414          $     -           875,725           $5,923
President, Chief Executive Officer        6 Mos 12/31/00             -                -                 -                -
and Director                              6 Mos 12/31/99             -                -                 -                -
                                             FY 2000                 -                -                 -                -
                                             FY 1999                 -                -                 -                -



-----------------------------

(1) The Company changed its fiscal year during 2001 from June 30th to December 31st. Therefore, fiscal year 2001 represents compensation during the period January 1, 2001 through December 31, 2001; fiscal year 2000 represents compensation during the period July 1, 1999 through June 30, 2000; and fiscal year 1999 represents compensation during the period July 1, 1998 through June 30, 1999. Mr. Stout was Chief Executive Officer of the Company from March 31, 2000 through January 16, 2001, when Mr. Phillips was appointed as Chief Executive Officer.

(2)      No bonuses were awarded in 2001.

(3) The bonuses paid in fiscal year or transition period represent the bonuses awarded for the prior fiscal year.

(4) Options granted pursuant to the Company's 2000 and 1994 Stock Option Plans. See "Executive Compensation - Stock Option
         Grants."

(5)      Contributions made by the Company under its 401(k) plan.


Stock Option Grants

         The Company grants options to its executive officers under the Hadron, Inc. 1994 and 2000 Stock Option Plans and, in some cases, pursuant to stock option agreements outside any of its equity incentive plans. The following table provides details regarding all stock options granted to the named executive officers during the year ended December 31, 2001:

                        Option Grants in Last Fiscal Year


                                                       Individual Grants
                             ---------------------------------------------------------------------        Potential Realizable Value
                               Number of            % of Total                                              at Assumed Annual Rates
                               Securities            Options                                             of Stock Price Appreciation
                               Underlying           Granted to         Exercise                              for Option Term (1)
                                Options             Employees          or Base          Expiration       ---------------------------
           Name              Granted (#)(2)          in 2000         Price ($/sh)          Date              5%               10%
           ----              --------------         ----------       ------------       ----------       ---------       -----------
Jon M. Stout                            -                  -                 -                 -           $     -         $      -

C.W. Gilluly                            -                  -                 -                 -                 -                -

Kenneth Alibek                          -                  -                 -                 -                 -                -

Donald J. Kellmel                       -                  -                 -                 -                 -                -

Sterling E. Phillips, Jr.         875,725                 69%            1.375           1/16/06           332,663          735,705


--------------------------------

(1) Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

(2) Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant. The option exercise price is 100% of the fair market value on the date of grant (110% for 10% shareholders). Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

Options Exercised and Year End Option Values

         The following table sets forth certain information regarding options exercised during the year ended December 31, 2001 and the value of unexercised options held as of December 31, 2001 by the named executive officers:


                      Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                       Number of Securities               Value of Unexercised
                                                                      Underlying Unexercised                  In-the-Money
                               Shares                                 Options at FY-End (#)             Options at FY-End ($) (1)
                            Acquired on           Value          ------------------------------      ------------------------------
Name                        Exercise (#)     Realized ($)(2)     Exercisable      Unexercisable      Exercisable      Unexercisable
----                        ------------     ---------------     -----------      -------------      -----------      -------------
Jon M. Stout                        -            $     -            48,340           16,660           $ 20,237          $  9,663

C.W. Gilluly                   27,000             56,070            60,000                -             76,650                 -

Kenneth Alibek                      -                  -            28,340            6,660             22,421             4,529

Donald J. Kellmel                   -                  -            23,340            6,660             17,971             4,529

Sterling E. Phillips, Jr.           -                  -           583,817          291,908            204,336           102,168


--------------------------------

(1) Represents the difference between the exercise price of the options and the closing bid price of the Common Stock on December 31, 2001, which was $1.70 per share. Options that have an exercise price greater than the fiscal year-end market value have not been included in the value calculation.

(2) Represents the difference between the exercise price and the market value on the date of exercise.



                EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

         On March 30, 2000, pursuant to the Purchase Agreement, the Company entered into a rolling two-year employment agreement with Jon M. Stout. Under the agreement, Mr. Stout would serve as the Company's President and Chief Executive Officer. Mr. Stout was entitled to receive an initial annual base salary of $50,000 for the first six months of his employment and thereafter to receive an annual base salary of $140,000. For the fiscal year ended June 30, 2000, Mr. Stout opted to forego his salary and defer any bonus. Mr. Stout's employment agreement further provides for Mr. Stout to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Stout may receive additional compensation based upon the Company's financial performance. On September 12, 2000, the Board approved a $25,000 bonus based upon the Company's financial performance in the fourth quarter of the fiscal year ended June 30, 2000. If Mr. Stout is terminated by the Company other than for cause, the Company must pay Mr. Stout a lump sum payment that is the sum of (1) Mr. Stout's base salary and bonus through the date of termination; (2) any compensation previously deferred by Mr. Stout; (3) any accrued vacation pay; and
(4) the base salary that would have been payable to Mr. Stout through the remainder of the term of the agreement.

         The Committee has, at various times, granted Mr. Stout options under the 1994 and 2000 Stock Option Plans to purchase a total of 65,000 shares of the Company's Common Stock at 110% of the market price on the date of grant. Under the Plan, one-third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

         On January 16, 2001, Mr. Stout resigned as President and Chief Executive Officer of the Company and was appointed to the position of Chairman and his employment agreement with the Company was amended to reflect those changes in status. Mr. Stout remains a member of the Company's Board of Directors.

         On January 16, 2001, Mr. Phillips was appointed to the positions of President and Chief Executive Officer of the Company. Mr. Phillips was also elected to fill the vacancy and serve as a member of the Company's Board of Directors. In connection with his appointments, Mr. Phillips purchased 66,667 shares of the Company's restricted common stock, par value $0.02, for $0.75 per share. In addition, Mr. Phillips was awarded a five-year, non-qualified stock option to purchase 875,725 shares of the Company's Common Stock, par value $0.02, at the exercise price equal to 100% of the fair market value of the common stock on the grant date, exercisable in one-third increments over a two-year period. Pursuant to his employment agreement, Mr. Phillips has an initial annual base salary of $175,000 and is eligible for an annual bonus of up to $125,000 upon the successful completion of annual milestones as agreed upon by Mr. Phillips and the Board of Directors.

         The Company entered into a rolling two-year employment agreement with Dr. Gilluly, to serve as Chief Executive Officer, commencing in fiscal year 1998 at an initial base annual salary of $140,000. On March 30, 2000, Dr. Gilluly entered into an Amendment to Employment Agreement and assumed the sole position of Chairman of the Company. Dr. Gilluly continues to provide management and strategic services to the Company on a part-time basis pursuant to his agreement dated July 1, 2000. Pursuant to this agreement, Dr. Gilluly works up to 90 hours per quarter and receives $11,868 per month for a period of two years. On January 16, 2001, Dr. Gilluly resigned as Chairman and continues to provide consulting services and serve as a member of the Company's Board of Directors.

         On May 23, 2000, the Company entered into an agreement with Dr. Kellmel, pursuant to which if Dr. Kellmel is terminated other than for cause as defined in his agreement, he will receive three months severance at his current base pay of $154,000.

Compensation of Directors

         As of January 1, 2002, directors receive a quarterly cash fee of $3,000 for their services. In addition, directors receive $1,000 per Board meeting attended, and $500 per committee meeting attended (unless such meeting is combined with a full Board meeting). Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board meetings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The responsibility of the Compensation Committee is to administer the Company's executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. The Compensation Committee is comprised of three independent non-employee directors. This report sets forth the major components of executive compensation and the basis by which 2001 compensation determinations were made with respect to the executive officers of the Company.

Compensation Policy and Guidelines

         The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for shareholders, employees and clients. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

         In order to achieve the Company's goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with shareholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has pace designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

         The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. The Company's focus is on growth and profitability.

         Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company's philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technology service providers and/or government contracting firms who face similar challenges in their markets. Periodic increases in base salary relate to individual contribution evaluated against established objectives.

         Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of shareholders, executives and employees are closely aligned. Through the Company's Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's defined compensation strategy and the team-based operations approach that the Company has adopted.

         Incentive Program. The Company's executive officers and operating managers participate in an incentive compensation program which awards cash bonuses based on attaining or exceeding specific revenue and profitability goals. For 2001, no incentive awards were paid to executive officers and operating managers.

         Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer's experience and value to the Company.

         Other Benefits. The Company's philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

2001 Compensation for the Chairman

         On March 30, 2000, pursuant to the Purchase Agreement, the Company entered into a rolling two-year employment agreement with Mr. Stout. Under the agreement, Mr. Stout would serve as the Company's President and Chief Executive Officer. Mr. Stout was entitled to receive an initial annual base salary of $50,000 for the first six months of his employment and thereafter to receive an annual base salary of $140,000. For the fiscal year ended June 30, 2000, Mr. Stout opted to forego his salary and defer any bonus. On September 12, 2000, the Board approved a $25,000 bonus based upon the Company's financial performance in the fourth quarter of the fiscal year ended June 30, 2000. Mr. Stout's employment agreement further provides for Mr. Stout to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Stout may receive additional compensation based upon the Company's financial performance. If Mr. Stout is terminated by the Company other than for cause, the Company must pay Mr. Stout a lump sum payment that is the sum of (1) Mr. Stout's base salary and bonus through the date of termination; (2) any compensation previously deferred by Mr. Stout; (3) any accrued vacation pay; and (4) the base salary that would have been payable to Mr. Stout through the remainder of the term of the agreement.

         The Committee has, at various times, granted Mr. Stout options under the 1994 and 2000 Stock Option Plans to purchase a total of 65,000 shares of the Company's Common Stock at 110% of the market price on the date of grant. Under the Plan, one-third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

         On January 16, 2001, Mr. Stout resigned as President and Chief Executive Officer of the Company and was appointed to the position of Chairman. Mr. Stout remains a member of the Company's Board of Directors.

2001 Compensation for the President and Chief Executive Officer

         On January 16, 2001, Mr. Phillips was appointed to the positions of President and Chief Executive Officer of the Company. Mr. Phillips was also elected to fill the vacancy and serve as a member of the Company's Board of Directors. In connection with his appointments, Mr. Phillips purchased 66,667 shares of the Company's restricted common stock, par value $0.02, for $0.75 per share. In addition, Mr. Phillips was awarded a five-year, non-qualified stock option to purchase 875,725 shares of the Company's Common Stock, par value $0.02, at the exercise price equal to 100% of the fair market value of the common stock on the grant date, exercisable in one-third increments over a two-year period. Pursuant to his employment agreement, Mr. Phillips has an initial annual base salary of $175,000 and is eligible for an annual bonus of up to $125,000 upon the successful completion of annual milestones as agreed upon by Mr. Phillips and the Board of Directors.

Summary

         The Compensation Committee believes the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to shareholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company's shareholders. The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                                         Submitted by the Compensation Committee

                         Gerald R. McNichols, Sc.D, Compensation Committee Chair
                           John D. Sanders, Ph.D., Compensation Committee Member
                                  Gerald R. Young, Compensation Committee Member


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 2001, members of the Company's Compensation Committee were Messrs. McNichols, Sanders and Young in August 2000. As of December 31, 2001, none of the members of the Compensation Committee was then or had been, at any time since formation, one of the Company's officers or employees.

         As of September 1, 2000, the Company entered into a letter agreement with Dr. Sanders to provide strategic financial consulting services. Pursuant to the agreement, Dr. Sanders will be paid a monthly retainer of $2,500, plus reimbursement of direct expenses authorized by the Company. This agreement may be terminated by either party by giving the other party thirty days notice in writing. In addition, should Dr. Sanders initiate and be involved with a merger or acquisition that results in a formal agreement and transaction, the Company will pay Dr. Sanders a financial advisory or finders fee of one and one-half percent of the total value of the transaction. Should a broker or other intermediary be involved, Dr. Sanders' fee would be reduced to one percent. This portion of the agreement survives termination if a merger situation or acquisition company has been introduced and discussions or negotiations are continuing. In 2001, Dr. Sanders was paid $10,000 pursuant to this agreement, which represents the monthly retainer for those months Dr. Sanders consulted on behalf of the Company.

         On June 29, 2000, the Company entered into a letter agreement with Mr. Young to provide business development services to the Company, on an as needed basis, at the rate of $1,500 per day. In 2001, $3,750 was paid to Mr. Young pursuant to this agreement.

Performance Graph

         The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the cumulative returns of the NASDAQ Market Index and Media General's Other Business Services Index, comprised of the Common Stock of approximately 200 companies in diversified business service industries, excluding the Company. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on July 1, 1996.

                               Fiscal Year Ending


              Company                        1997             1998             1999            2000          2001 (1)
              -------                       ------           ------           ------          ------         --------
Hadron, Inc.                                100.00           229.90           147.12           85.83         171.65

MG - Bus Serv Index                         100.00           112.64           112.72          120.18         100.82

NASDAQ Market Index                         100.00           132.56           185.76          279.51         138.17


-----------------------------

(1) The Company changed its fiscal year during 2001 from June 30th to December 31st. Therefore, fiscal year 2001 represents the period January 1, 2001 through December 31, 2001; fiscal year 2000 represents the period July 1, 1999 through June 30, 2000; and fiscal year 1999 represents the period July 1, 1998 through June 30, 1999.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 2, 2001, the Company consummated the transactions contemplated by the Agreement and Plan of Merger dated as of October 31, 2001 (the "Plan") with Analex Corporation and its equity holders pursuant to which Analex Corporation was merged with and into a wholly-owned subsidiary of the Company.

         Under the terms of the Plan, the shareholders representing all of the outstanding equity of Analex Corporation (the "Sellers") exchanged their Analex equity on a pro rata basis for approximately $6.5 million in a combination of cash and the satisfaction of certain liabilities of Analex as well as approximately 3.6 million shares of the Company's Common Stock. Of the approximately 3.6 million of the Company's Common Stock issued to the holders of Analex equity, 857,143 shares are subject to a provision by which the Company guarantees for a five-year period to reimburse the Sellers the difference between the price at which they sell such shares and a guaranteed sales price ranging from $1.60 to $2.20 per share ("Guaranteed Shares"), if such shares are sold within such period and if certain other conditions are satisfied.

         Pursuant to the Plan, the Company issued 1,108,397 and 1,596,459 shares, respectively, to beneficial owners Mr. Belford and Ms. Kodger. Mr. Belford was elected to the Company's Board of Directors on November 9, 2001.

         In addition, pursuant to the Plan, the Company issued promissory notes to certain Sellers totaling $772,085 with a five-year term, interest of 6% per annum, of which $643,850 and $57,950 were issued to Mr. Belford and Ms. Kodger, respectively. The Company also entered into three-year non-competition agreements with these Sellers for total payments of $540,000, of which the Company issued $180,000 non-competition agreements to both Mr. Belford and Ms. Kodger. The Company offered at-will part-time employment agreements to four officers of Analex, three of which contain incentive bonus provisions relating to the achievement of certain performance goals.

         To finance the Merger, the Company negotiated a new senior credit facility with Bank of America, N.A. in the amount of $7.5 million, comprised of
(i) a term loan note in the amount of $3.5 million and (ii) a revolving line of credit at $4 million. Bank of America required the Company to obtain personal guarantees in the amount of $2 million, which the Company procured from two individuals, Dr. McNichols, member of the Board and Mr. Knop, the Company's investment banker, in exchange for an annual fee of $60,000 and the issuance of warrants to purchase Common Stock at an exercise price of $0.02 per share with the number of warrants to be based on the duration of the guarantees and a formula related to valuing the Company. Pursuant to the Guarantee, the Company issued warrants to purchase 15,556 shares of the Company's Common Stock at $0.02 per share and payment of $9,833 to both Dr. McNichols and Mr. Knop, respectively, in 2002 relating to the two-month period ended December 31, 2001.

         In addition, the Company issued shares of common stock for aggregate consideration of approximately $4 million through a private placement consisting of (i) Common Stock at a price of $1.14 per share to purchasers who purchased less than $500,000 worth thereof or (ii) units consisting of Common Stock and warrants to purchase 0.2061 shares of Common Stock at an exercise price of $0.02 per share for each share purchased at a price of $1.14 per unit for purchasers who purchased $500,000 or more of equity. Two of such purchasers are directors or affiliates of a director. Dr. McNichols purchased 529,003 shares at the aggregate price of $501,808, and S Co., LLC, a finance company owned and managed by Board members Mr. and Mrs. Stout, purchased 740,605 shares, aggregating $702,531. In addition, George Tonn, the Company's Senior Vice President purchased 100,000 shares at the aggregate price of $114,000. RSSJ Associates purchased 2,116,014 shares at the aggregate price of $2,007,233.

         On November 1, 2002, Dr. Gilluly exercised warrants, pursuant to the warrant agreement dated February 15, 2000, to purchase 82,000 shares of the Company's Common Stock at $0.72 per share. On this same date, he exercised 12,000 and 15,000 stock options at exercise prices of $0.94 and $1.99, respectively.

         On November 1, 2002, Mr. Knop exercised warrants, pursuant to the March 30, 2000 equity capital investment by a group of investors led by Jon M. Stout, to purchase 138,888 shares of the Company's Common Stock at $0.72 per share.

         On February 23, 2001, Mr. Stout purchased 40,000 shares of the Company's restricted Common Stock in a private transaction.

         As of September 1, 2000, the Company entered into a letter agreement with Dr. Sanders to provide strategic financial consulting services. Pursuant to the agreement, Dr. Sanders will be paid a monthly retainer of $2,500, plus reimbursement of direct expenses authorized by the Company. This agreement may be terminated by either party by giving the other party thirty days notice in writing. In addition, should Dr. Sanders initiate and be involved with a merger or acquisition that results in a formal agreement and transaction, the Company will pay Dr. Sanders a financial advisory or finders fee of one and one-half percent of the total value of the transaction. Should a broker or other intermediary be involved, Dr. Sanders' fee would be reduced to one percent. This portion of the agreement survives termination if a merger situation or acquisition company has been introduced and discussions or negotiations are continuing. In 2001, Dr. Sanders was paid $10,000 pursuant to this agreement, which represents the monthly retainer for those months Dr. Sanders consulted on behalf of the Company.

         On June 29, 2000, the Company entered into a letter agreement with Mr. Young to provide business development services to the Company, on an as needed basis, at the rate of $1,500 per day. In 2001, $3,750 was paid to Mr. Young pursuant to this agreement.

                                 PROPOSAL NO. 2

               APPROVAL OF THE HADRON, INC. 2002 STOCK OPTION PLAN

         On March 20, 2002, the Board adopted, subject to shareholder approval, the Hadron, Inc. 2002 Stock Option Plan.

Description of the 2002 Stock Option Plan

         The following summary of the principal features of the 2002 Stock Option Plan is qualified in its entirety by reference to the text of the 2002 Stock Option Plan set forth in Appendix B attached hereto.

         The 2002 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options to purchase an aggregate of up to 600,000 shares of Common Stock. The 2002 Stock Option Plan permits the grant of options to key employees, directors and other persons who contribute materially to the success and profitability of the Company.

         The 2002 Stock Option Plan is administered by the Compensation Committee consisting of directors McNichols, Sanders and Young. Each of the members of the Committee is a "non employee director" for purposes of Rule 16b-3. Subject to the provisions of the 2002 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price.

         Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 2002 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only be the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 2002 Stock Option Plan.

         Under the 2002 Stock Option Plan, the exercise price of an incentive stock option generally must be at least equal to 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

         Each non-employee director elected or appointed to the Board automatically receives on the date of his or her first initial appointment to the Board, an option to purchase 5,000 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee director automatically receives on each anniversary of his initial election or appointment to the Board an option to purchase 5,000 shares of the Company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 2002 Stock Option Plan.

         The vesting for each option holder will be set forth in the individual option agreements. Each option generally terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's employment or service as a member of the Board (to the extent vested upon the date of such cessation).

         In the event of a change of control of the Company, the unexercised and unvested portion of each outstanding option shall become fully vested and exercisable as of the date of the change of control.

         The Board may alter, amend, suspend or terminate the 2002 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 2002 Stock Option Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board approval. Except as provided in the 2002 Stock Option Plan, the Board shall obtain the approval of the shareholders of any amendment to the extent the Board determines such approval is desirable or necessary under applicable law.

Federal Tax Information

         Pursuant to the 2002 Stock Option Plan, the Company may grant either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.

         An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise or (b) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All options that do not qualify as incentive stock options are referred to as non-qualified options. An optionee will not recognize any taxable income at the time he or she receives a non-statutory option grant. However, upon exercise of the non-statutory option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of awards under the 2002 Stock Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                  The Board of Directors Unanimously Recommends
             that Shareholders Vote FOR the 2002 Stock Option Plan.

                                 PROPOSAL NO. 3

             APPROVAL OF NAME CHANGE OF HADRON TO ANALEX CORPORATION

Background to Name Change

         The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation for the purpose of changing the name of the Company from Hadron, Inc. to Analex Corporation. This name change would reflect the revised strategic vision and marketing strategy of the Company following the completion in November 2001 of its acquisition of Analex Corporation, a Nevada corporation. The Company believes that there is a certain degree of name recognition associated with Analex Corporation. Accordingly, the Board of Directors believes it would be appropriate and in the best interest of the Company and its shareholders to change the name of the Company to "Analex Corporation."

Effects of the Name Change

         If the name change is approved by the shareholders, the Company will attempt to have the trading symbol for its common stock changed from "HDRN" to a symbol more readily associated with the new name of the Company. The currently outstanding stock certificates evidencing shares of the Company's Common Stock bearing the name "Hadron, Inc." will continue to be valid and represent shares of the Company following the name change. In the future, new shares will be issued bearing the new name, but this in no way will affect the validity of your current stock certificates.

                  The Board of Directors Unanimously Recommends
                   that Shareholders Vote FOR the Name Change.


                                PROPOSAL NO. 4

                     APPROVAL OF REINCORPORATION IN DELAWARE

General

         The Board of Directors has approved a proposal to change the Company's state of incorporation from New York to Delaware, subject to shareholder approval. The Reincorporation will be effected by merging the Company with and into Analex Corporation, a Delaware corporation ("Analex"), a corporation formed by the Company for the purpose of the Reincorporation, in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the form of Merger Agreement is attached to this Proxy Statement as Appendix C, and statements herein regarding such Agreement are qualified by reference to the complete Merger Agreement.

         Upon the effective date of the Reincorporation, each outstanding share of the Company's Common Stock will be automatically exchanged for one share of the common stock of Analex (the "Analex Common Stock"). The Company will cease to exist as a New York corporation, and Analex will be the continuing or surviving corporation of the Reincorporation. Thus, Analex will succeed to all of the business and operations, own all of the assets and other properties and will assume and become responsible for all of the liabilities and obligations of the Company. The Reincorporation, therefore, will not involve any change in the business, properties or management of the Company. The name of the surviving company will be Analex Corporation. The persons serving as officers and directors of the Company will serve as the officers and directors of Analex after the Reincorporation, see Proposal 1, "Election of Directors."

Purpose of Merger and Reincorporation

         The purpose of the Reincorporation is to change the state of incorporation and legal domicile of the Company from New York to Delaware. The Board of Directors believes that this change in the domicile would be in the best interests of the Company and its shareholders.

         The Company was incorporated in New York in 1964. Delaware has long been a leading state in adopting, construing and implementing comprehensive and flexible corporate laws that respond to the legal and business needs of corporations. As a result, the Delaware General Corporation Law (the "DGCL") is widely regarded to be one of the best-defined bodies of corporate law in the United States. The Delaware legislature is particularly sensitive to corporate law issues, and Delaware courts have developed considerable expertise in construing Delaware's corporate law. Accordingly, the Board of Directors believes that Delaware law would provide greater predictability in the Company's legal affairs than is currently available under New York law.

         The interests of the Company's Board of Directors, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under New York law. A discussion of the principal differences between New York and Delaware law as they affect shareholders is set forth below in the section entitled "Significant Changes Caused by the Reincorporation."

Authorized Shares of Stock

         The Company's Certificate of Incorporation authorizes 20,000,000 shares of Common Stock, par value $0.02 per share, of which ___________ shares of Common Stock are issued and outstanding as of the Record Date. The Company's Certificate of Incorporation does not authorize the issuance of Preferred Stock. Analex's Certificate of Incorporation authorizes 30,000,000 shares of Common Stock, par value $0.02 per share and 5,000,000 shares of Preferred Stock, par value $0.02. No shares of any capital stock will be issued by Analex in connection with the Reincorporation, other than the shares of Analex Common Stock to be exchanged for the Company's outstanding Common Stock and the grant of options in exchange for any options then outstanding for the purchase of the Company's Common Stock.

Conversion of the Stock

         Assuming shareholder approval of this proposal, as soon as the Reincorporation becomes effective, each outstanding share of the Company's Common Stock will automatically convert into and be exchanged for one share of Analex Common Stock, and the Company shareholders will automatically become stockholders of Analex.

         In addition, each outstanding option, right or warrant to acquire shares of the Company's Common Stock outstanding upon the Reincorporation will be converted into an option, right or warrant to acquire the same number of shares of Analex Common Stock. Any Company employee benefit plan in effect will be continued by Analex following the Reincorporation.

         Therefore, beginning on the effective date of the Reincorporation, each Hadron, Inc. stock certificate which was outstanding immediately prior to the Reincorporation will automatically represent the same number of Analex Corporation shares. Stockholders of Hadron, Inc. need not exchange their stock certificates for Analex Corporation stock certificates. Likewise, stockholders should not destroy their old certificates and should not send their old certificates to the Company, either before or after the effective date of the Reincorporation.

         Shareholders do not have any statutory appraisal rights on the Reincorporation.

Transferability of Shares

         Shareholders whose shares of the Company's Common Stock are freely tradable before the Reincorporation will own shares of Analex that are freely tradable after the Reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the Reincorporation will hold shares of Analex that have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, those who hold Analex stock certificates will be deemed to have acquired their shares on the date they originally acquired their Company shares.

         After the Reincorporation, Analex will continue to be a publicly held company, and, like the Company's shares, shares of Analex will be quoted on the OTC Bulletin Board, however under a different trading symbol and

CUSIP number. Analex will also file with the SEC and provide to its stockholders the same types of information that the Company has previously filed and provided.

Certain Federal Income Tax Consequences of the Reincorporation

         The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

         The following discussion sets forth the principal U.S. federal income tax consequences of the Reincorporation to the Company shareholders who hold their shares as a capital asset. It does not address all of the federal income tax consequences that may be relevant to a particular shareholder based upon their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

         The following disclosure is based on the Code, law regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our shareholders under state, local and foreign laws. The Company has neither requested nor received a tax opinion from legal counsel with respect to the consequences of reincorporation. No rulings have been or will be requested from the Internal Revenue Service with to the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

         The Reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of the Company's capital stock as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or Analex. Each former holder of the Company's Common Stock will have the same basis in the capital stock of Analex received by that holder pursuant to the reincorporation as that holder has in the Company's Common Stock held by that holder at the time the Reincorporation is consummated. Each shareholder's holding period with respect to Analex's Common Stock will include the period during which that holder held the corresponding Company Common Stock, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation was consummated.

Accounting Treatment

         In accordance with accounting principles generally accepted in the United States, the Company expects that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

         The Reincorporation will not be consummated until after shareholder approval. The Company will obtain all required consents of governmental authorities, including the filing of a Certificate of Merger with the Secretary of State of New York and the filing of a Certificate of Merger with the Secretary of the State of Delaware.

Significant Changes Caused by the Reincorporation

         Delaware law differs in certain respects from New York law. Although it is not practical to compare all the differences between the laws of governing corporations in New York and Delaware, the following discussion provides a summary of the material differences which may affect the rights of shareholders. The Company's corporate affairs are governed at present by the Business Corporation Law of New York (the "New York Law") and by its Certificate of Incorporation filed in New York (the "New York Certificate") and by the Bylaws adopted pursuant to New York Law (the "New York Bylaws"). Following the Reincorporation, the Company's corporate affairs will be governed by the DGCL and by the certificate of incorporation of Analex (the "Delaware Certificate") and by the bylaws of Analex. The discussion below regarding Delaware Law and New York Law is current as of the date of this Proxy Statement. There may be changes in either or both Delaware or New York Law that could affect the analysis below. Both sets of Certificates of Incorporation and Bylaws are available for inspection during business hours at the Company's principal executive offices. In addition, copies may be obtained by writing to the Company at Hadron, Inc., 5904 Richmond Highway, Alexandria, Virginia 22303,
Attention: Corporate Secretary.

         Under New York Law, a person who owns stock of the Company is referred to as a "shareholder;" while under Delaware Law, such person is known as a "stockholder." Such terms have the same meaning and are used herein interchangeably.

         Action by Written Consent of Shareholders in lieu of a Shareholder Vote. New York Law allows shareholders to act by written consent in lieu of a meeting only by unanimous written consent of those shareholders who would have been entitled to vote on a given action at a meeting, unless the certificate of incorporation permits that action to be taken by the holders of outstanding shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. The New York Certificate does not contain such a provision. Conversely, Delaware Law states that unless the certificate of incorporation provides otherwise, stockholders may act by written consent of at least the minimum number of votes required to authorize that action at a meeting at which all shares entitled to vote thereon were present and voted. The Delaware Certificate does not contain any provision to the contrary so stockholders may take action by written consent to the extent permitted by Delaware Law.

         Amendment of Certificate of Incorporation. Delaware Law allows a Board of Directors to recommend that stockholders amend the certificate of incorporation, and a majority of the shares entitled to vote at a stockholders' meeting are sufficient to approve that amendment. Under New York Law, except for certain ministerial changes to the certificate of incorporation that the Board of Directors may authorize and except as otherwise required by the certificate of incorporation, the Board of Directors may recommend an amendment to the certificate of incorporation, for approval by shareholders and a majority of the shares entitled to vote at a shareholders' meeting is sufficient to approve that amendment.

         Who May Call a Special Meeting of Shareholders. Under both New York Law and Delaware Law, the Board of Directors or anyone authorized in the certificate of incorporation or bylaws may call a special meeting of shareholders. Currently, the New York Bylaws provide that a special meeting can be called by the President, the Board of Directors or shareholders holding at least 25% of the shares entitled to vote at the meeting. The Delaware Bylaws provide that a meeting of stockholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the Secretary of the Company.

         Right of Shareholders to Inspect Shareholder List. Under New York Law, a shareholder of record may inspect the list of shareholders of record at any meeting of shareholders upon the request thereat or prior thereto. Under Delaware Law, any stockholder may, upon making a demand under oath stating the purpose thereof, inspect the stockholders' list for any purpose reasonably related to that person's interest as a stockholder. In addition, for at least ten days prior to each stockholder's meeting, as well as at the meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

         Vote Required for Certain Transactions. Until February 1998, New York Law required the holders of at least two-thirds of the outstanding stock of a New York corporation at a meeting of the stockholders to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, a New York corporation then in existence, which would include the Company, may provide in its certificate of incorporation that the holders of a majority of the outstanding stock may approve such transactions. The Company has not, however, adopted such a provision in its Certificate of Incorporation, and so the holders of at least two-thirds of the Company's outstanding stock must approve such transactions.

         Under Delaware Law, unless the certificate of incorporation or bylaws provide otherwise (but in no case shall a quorum consist of less than one-third of the outstanding stock entitled to vote on such transactions), the holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation, or sale of all or substantially all the assets. The Delaware Certificate does not contain any provision otherwise, so the holders of a majority of the outstanding stock entitled to vote thereon may approve a merger, consolidation, or sale of all or substantially all of the Company's assets. Notwithstanding the foregoing, under Delaware Law the vote of the stockholders of the surviving corporation is not required to authorize a merger unless the Certificate of Incorporation states otherwise, if these three conditions are met: (1) the merger agreement does not amend the surviving corporation's certificate of incorporation; (2) each share of stock of the surviving corporation that is outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and (3) the merger results in no more than a 20% increase in its outstanding common stock.

         Special vote requirements may apply to certain business combinations with interested shareholders. See the discussion of these requirements below under the heading "Business Combinations with Interested Shareholders."

         Limitations of Directors' Liability. Both New York Law and Delaware Law permit a corporation to limit a director's personal liability for actions taken in that director's official capacity. Under New York Law, a director is not liable to the corporation for the benefit of its creditors or shareholders for damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. New York Law also permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director, with certain specific exceptions, to the corporation or its shareholders for damages for any breach of duty in that capacity. The New York Certificate does not contain such a provision. Under Delaware Law, limits on a director's liability must be addressed in the certificate of incorporation. The Delaware Certificate limits directors' monetary liability to the fullest extent permitted by Delaware Law. However, in some cases directors may be liable despite these limitations. Delaware Law forbids any limitation of liability where (1) a director breached the duty of loyalty to the corporation or its stockholders, (2) a director's acts or omissions were not in good faith or involved intentional misconduct or a knowing violation of law, (3) a director received an improper personal benefit from a transaction involving the corporation, or (4) a director authorized an unlawful dividend or stock repurchase or redemption.

         Indemnification of Directors and Officers. With some variations, both New York Law and Delaware Law allow a corporation to "indemnify," that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable or incurs costs for something that person did or failed to do in an official capacity.

         Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. New York Law, however, restricts the types of claims that may be made under insurance purchased by the corporation against these liabilities as well as restricts what costs may be covered by insurance. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage to which he or she was not legally entitled.

         If the Reincorporation is approved by the Company's shareholders, the New York Law indemnification provisions will continue to apply to acts and omissions that occurred prior to the effective date of the Reincorporation.

         Transactions with Interested Directors. Both Delaware Law and New York Law provide several methods for establishing the validity of transactions between a corporation and interested directors, including a vote by the uninterested directors or the shareholders, if the material facts as to the director's interest are disclosed in good faith to the board of directors or shareholders, respectively. However, Delaware Law also provides that a contract between a director and the corporation may be valid if it is fair to the corporation as of the time it is authorized by the board or shareholders, even if the interested director's votes are counted.

         Appraisal Rights. Generally, "appraisal rights" entitle dissenting shareholders to receive the fair value of their shares in a merger or consolidation of a corporation or in a sale of all or substantially all its assets. New York

Law also extends appraisal rights to an exchange of a corporation's shares. New York Law provides that dissenting shareholders have no appraisal rights if their shares are listed on a national securities exchange, such as the OTC Bulletin Board. However, in the case of shares not listed on an exchange, appraisal rights under New York Law allow a voting and dissenting shareholder of a New York corporation, with various exceptions, to receive fair value for its shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder of the parent corporation has no appraisal rights. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

         Similarly, under Delaware Law, appraisal rights are not available to a stockholder if, among other things, the corporation's shares are listed on a national securities exchange, such as the OTC Bulletin Board or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger that does not require the approval of the surviving corporation's stockholders. However, under Delaware Law, regardless of the foregoing, a dissenting shareholder in a merger or consolidation has appraisal rights unless the transaction requires the exchange of shares for something other than one or more of the following: (1) shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation; (2) shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by more than 2,000 stockholders of record after the merger or consolidation occurs; or (3) cash instead of fractional shares of the surviving corporation or another corporation.

         Business Combinations with Interested Shareholders. Under New York Law, an interested shareholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an "interested shareholder," unless the Board of Directors approved either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquired its shares. An "interested shareholder" under New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock or is an affiliate or associate of a corporation who owned at least 20% of the outstanding stock within the preceding five years. "Business combinations" under New York Law include the following: (1) mergers and consolidations with an interested shareholder or between corporations where the interested shareholder is an affiliate; (2) sales, leases, mortgages, pledges, transfers or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; (3) issues and transfers to an interested shareholder of stock with an aggregate market value of 5% or more of the aggregate market value of the outstanding stock of the corporation; (4) liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder; (5) reclassification or recapitalization of securities, merger, consolidation or other transaction with an interested shareholder that would increase the proportionate stock ownership of an interested shareholder; and (6) the receipt by an interested shareholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

         Delaware Law generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder unless: (1) before the stockholder became an interested stockholder, the Board of Directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding, subject to technical calculation rules; or (3) on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

         An "interested stockholder" under Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock or is an affiliate or associate of the corporation who owned at least 15% of the outstanding stock within the preceding three years, and this definition includes affiliates of the corporation. Business Combinations under Delaware Law include: (1) mergers or consolidations; (2) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of 10% or more of the aggregate market value of all assets of the corporation or outstanding stock of the corporation; (3) any transactions resulting in the issuance or transfer by the corporation of stock in the corporation to the interested stockholder except in limited instances;
(4) receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and
(5) any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

         Proxies. Under New York Law, a proxy cannot be voted or acted upon after 11 months from its date unless the proxy provides for a longer period. Under Delaware Law a proxy cannot be voted or acted upon after three years from its date unless the proxy provides for a longer period.

         Nomination of Directors. Neither the New York Certificate nor the New York Bylaws contain provisions regarding the nomination of directors. The Delaware Bylaws provide that nominations of directors may be made at annual meetings of stockholders by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at such annual meeting who provides timely notice to the Secretary of the Corporation.

         Preemptive Rights. Preemptive rights are the right to purchase shares or other securities to be issued by the Company with the purpose of maintaining percentage ownership in the corporation. Under New York Law, shareholders of corporations incorporated prior to February 22, 1998 are entitled to preemptive rights unless specifically provided otherwise in the certificate of incorporation. The New York Certificate specifically provides otherwise. Under Delaware Law, preemptive rights must be specifically granted to the stockholders in the Certificate of Incorporation. The Delaware Certificate does not grant such rights.

         Other Changes to Reflect Technical Differences Between Delaware Law and New York Law. In addition to the changes described above, certain technical changes have been made in the Delaware Certificate and Delaware Bylaws from the New York Certificate and New York Bylaws to reflect differences between Delaware Law and New York Law. Such technical changes include designation of a registered office and registered agent in the State of Delaware for jurisdiction in certain claims against the Corporation.

Blank Check Preferred

         New York Certificate does not authorize the Board of Directors to issue Preferred Stock. The Delaware Certificate does authorize its Board of Directors to issue shares of Preferred Stock in series with such preferences as designated at the time of issuance, assuming shareholder approval of Proposal 5, "Proposal to Approve an Increase in the number of Authorized Common Stock to 30,000,000 and to add a class of Preferred Stock." The Board of Directors of Analex does not currently intend to seek stockholder approval prior to any issuance of shares of its Preferred Stock if the Reincorporation proposal is approved, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to Analex and its stockholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of Analex and its then existing stockholders.

         It should be noted that the voting rights and other rights to be accorded to any unissued series of Preferred Stock of Analex remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of common stock of Analex under certain circumstances or have other terms that might make acquisition of a controlling interest in Analex more difficult or more costly, including the right to elect additional directors to the Board of Directors of Analex.

                  The Board of Directors Unanimously Recommends
                 That Shareholders Vote FOR the Reincorporation.
     A Vote FOR the Reincorporation will Constitute Approval of the Merger, the Delaware Certificate, the Delaware Bylaws, and Adoption and Assumption
 by Analex of any Company Stock Options, Employee Benefit Plans and Agreements.


                                 PROPOSAL NO. 5

           AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK
               TO 30,000,000 AND TO ADD A CLASS OF PREFERRED STOCK

         On March 20, 2002, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to authorize an increase from 20,000,000 shares of Common Stock to 30,000,000 shares of Common Stock, par value $0.02 and to authorize up to 5,000,000 shares of Preferred Stock, par value $0.02, the rights and preferences to be determined by the Board of Directors. The Company proposes to amend Article 4 of the Company's Certificate of Incorporation or adopt the Analex Corporation Certificate of Incorporation if the Reincorporation is approved by the shareholders to read as follows:

         "4. The total number of shares of capital stock of the Corporation that the Corporation shall have authority to issue is Thirty-Five Million (35,000,000), of which Thirty Million (30,000,000) shares having a par value of $0.02 per share shall be designated as Common Stock and Five Million (5,000,000) shares having a par value of $0.02 shall be designated as Preferred Stock.

         Common Stock

         The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

         Preferred Stock

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board (authority to do so being hereby expressly vested in the Board) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

         (1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

         (2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

         (3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

         (4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

         (5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

         (7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

         (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

         (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware."

         The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock and Preferred Stock to provide for future needs. Currently, the Company has authorized 20,000,000 shares of Common Stock with __________ shares of Common Stock issued and outstanding and _________ shares of Common Stock reserved for stock option grants, other benefit plans, warrants and convertible debt. In addition, the Company is not authorized to issue Preferred Stock. In the event shareholders do not approve the Reincorporation (see Proposal 4), the Company will need additional authorized shares of Common Stock and the authority to issue preferred stock. The additional but unissued shares of Common and Preferred Stock will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Company's Board of Directors believes that the additional but unissued Common and Preferred Stock may be necessary for future financing and to attract potential new equity capital to carry out the Company's business objectives.

      The Board of Directors Unanimously Recommends That Shareholders Vote
  FOR the Amendment to the Certificate of Incorporation to Increase the Number
        of Authorized Common Stock and to add a Class of Preferred Stock.
                        In the event the Reincorporation
                       Proposal and Amendment to Increase
                      the Number of Authorized Common Stock
                      and to Add a Class of Preferred Stock
                        are not approved by shareholders,
               the Company will continue as a New York corporation
          under its present Certificate of Incorporation but with only
             20,000,000 shares of Common Stock authorized, of which
       ___________ is outstanding and ____________ reserved for issuance.


                                 PROPOSAL NO. 6

                           RATIFICATION OF APPOINTMENT
                     OF INDEPENDENT AUDITORS OF THE COMPANY

         Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1996 and, upon recommendation of the Audit Committee of the Board of Directors, their reappointment as independent auditors for the 2002 fiscal year has been approved by the Board of Directors, subject to ratification by the shareholders.

         The Company has been advised by Ernst & Young LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

         The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2001:

           Description of Services                     Fees
           -----------------------                     ----
           Audit fees (1)                            $ 91,000
           Other audit-related  fees (2)             $ 53,000
           All other fees                            $      0
                                                     --------
           Total                                     $144,000

---------------------

(1) Audit Fees: represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2001 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2) Represents fees for professional services rendered in connection with the acquisition of Analex Corporation.

         The Audit Committee has determined that the rendering of the professional services in connection with the acquisition of Analex Corporation by Ernst & Young LLP is compatible with maintaining the auditor's independence.

Vote Required; Recommendation of the Board of Directors

         Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.


                              SHAREHOLDER PROPOSALS

         Proposals of Shareholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than __________________, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended December 31, 2001, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

         The Company will provide without charge a copy of its 2001 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 2001 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive office, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention:
Corporate Secretary.


                                  OTHER MATTERS

         The Board knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

By Order of the Board

/s/ Karen L. Dickey

Karen L. Dickey
Vice President and Corporate Secretary

Date:  ________________ 2002

                                                                     APPENDIX A

                                  Hadron, Inc.

                    Audit Committee of the Board of Directors

                             Audit Committee Charter

Organization

         This charter governs the operations of the Audit Committee (the "committee") of the Board of Directors ("Board") for Hadron, Inc. ("HADRON"). The committee shall:

         . review and reassess this charter at least annually and obtain the approval of the Board.

         .  be appointed by the Board,

         . comprise at least three directors, each of whom are independent of management and HADRON,

         . include a chair of the committee to be chosen by a majority vote by the members of the committee.

         Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and HADRON. In addition, all committee members shall be financially literate, or become so within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

         The committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to HADRON's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of HADRON's financial statements and the legal compliance and ethics programs as established, or as may be established, by management and the Board.

         In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of HADRON. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of HADRON and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

         The primary responsibility of the committee is to oversee HADRON's financial reporting processes on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing HADRON's financial statements and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate culture and tone for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate:

         . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the committee, as representatives of HADRON's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and HADRON and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of HADRON's independent auditors, subject to shareholders' approval.

         . The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including HADRON's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

         . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of HADRON's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         . The committee shall review with management and the independent auditors the financial statements to be included in HADRON's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Date:  October 30, 2000

                                                                      APPENDIX B

                                  Hadron, Inc.

                             2002 Stock Option Plan

1.       Purpose.

         The purpose of this Hadron, Inc. 2002 Stock Option Plan (the "Plan") is to further the interests of Hadron, Inc., a Delaware corporation (the "Company"), and its shareholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company.

2.       Definitions.

         The following definitions shall apply to the Plan:

         (a)      "Board" means the board of directors of the Company.

         (b)      "Change of Control" means:

                  i. a determination or agreement by the Company to sell substantially all of its assets, merge, dissolve, liquidate or reorganize;

                  ii. a determination or agreement by the holders of a majority of the Common Stock of the Company to sell a majority of the outstanding Common Stock of the Company to a third party; or

                  iii. the occurrence of any other change in control event, as defined by the Board.

         (c) "Code" means the Internal Revenue Code of 1986, as amended, and includes applicable Treasury regulations.

         (d) "Committee" means the Compensation Committee of the Board. The Committee shall (i) consist of not less than three (3) members of the Board who are not employees of the Company, (ii) be constituted to satisfy the applicable requirements of Rule 16b-3 for qualification of the transactions contemplated under the Plan for exemption under Rule 16b-3, and (iii) be constituted to satisfy the applicable requirements of Code section 162(m) for qualification of the transactions contemplated under the Plan for exemption under Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         (e) "Common Stock" means the Common Stock, par value $0.02, of the Company, or such other class of shares or securities to which the Plan may apply pursuant to Section 8 of the Plan.

         (f)      "Company" means Hadron, Inc., a Delaware corporation.

         (g)      "Date of Grant" means the date on which an Option is granted.

         (h) "Disability" means total and permanent inability, by reason of illness or accident, to perform the duties of the Recipient's occupation or position with the Company, as determined by the Board based upon medical evidence acceptable to the Board.

         (i) "Eligible Person" means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company.

         (j) "Employee" means any person employed on an hourly or salaried basis by the Company. In the case of a Recipient who is an Employee of the Company, such person must be employed by the Company at the time the Option is granted.

         (k) "Fair Market Value" as of a particular date shall mean the fair market value of the Common Stock. If the Common
                  Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported. If the Committee determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(k) does not reflect the fair market value of the Common Stock because no actual sale prices or bona fide bid and asked prices are available for a date within a reasonable period before the valuation date, then the fair market value of the Common Stock shall be determined by the Committee in its sole discretion and in good faith as required by Section 422 of the Code.

         (l) "Incentive Stock Option" means a stock option, granted pursuant to this Plan or any other Company plan that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a subsidiary corporation within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

         (m) "Non-Qualified Stock Option" means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

         (n) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

         (o) "Option Agreement" means a written agreement, between the Company and a Recipient that sets out the terms and restrictions of an Option.

         (p) "Option Shareholder" means a Recipient who has acquired Shares upon exercise of an Option.

         (q) "Option Shares" means Shares that a Recipient receives upon exercise of an Option.

         (r) "Plan" means this Hadron, Inc. 2002 Stock Option Plan, as amended from time to time.

         (s)      "Recipient" means an individual who receives an Option.

         (t) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

3.       Administration.

         The Committee shall administer the Plan. The Committee has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable. The Committee has the sole discretion to determine whether the performance of an Eligible Person warrants the grant of an Option, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence, which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any of the Committee's determinations shall be final and binding on all persons. A member of the Committee shall not be liable for performing any act or making any determination in good faith.

4.       Shares Subject to Plan; Substitution Awards.

         (a) Subject to the provisions of Section 8 of the Plan and the authority granted to the Committee pursuant to Section 3 above, the maximum aggregate number of Shares that may be subject to Options is one million, five hundred thousand (1,500,000). The Shares may be authorized but unissued Shares, or may be treasury stock of the Company. If an unexercised Option expires or becomes unexercisable, the unpurchased Shares subject to such Option shall be available for other Options. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

         (b) The Committee may grant Options under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or other consolidation of the employing corporation with and into the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as they deem appropriate under the circumstances. Any substitute awards granted under this provision shall not count against the share limitation set forth in Section 4(a) above.

5.       Eligibility; Non-Employee Director Grants.

         (a) Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option. However, only an Employee may receive an Incentive Stock Option. The Committee's grant of an Option to a Recipient in any year does not entitle the Recipient to an Option in any other year. Furthermore, the Committee may grant Options on different terms to different Recipients and/or to the same Recipient if the Recipient is awarded more than one Option. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. Nothing in the Plan or any Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee, director or outside consultant the right to continue in the employ or service of the Company or effect any right which the Company may have to terminate the employment or service of such Employee, director, or outside consultant regardless of the effect of such termination of employment or service on the rights of the Employee, director or outside consultant under the Plan or any Option. Any Option granted by the Committee to a non-employee director elected or appointed to the Board must be ratified by the Board.

         (b) Each non-employee director elected or appointed to the Board shall automatically receive, on the date of his or her first initial appointment to the Board, an Option to purchase 5,000 shares of Common Stock (the "Initial Option") at a per share exercise price equal to the Fair Market Value of the Common Stock on the initial grant date. In addition, each non-employee director shall automatically receive on each anniversary of his initial election or appointment to the Board an option to purchase 5,000 shares of the company's Common Stock exercisable at a per share value equal to the Fair Market Value for the Common Stock on the applicable additional grant date to the extent that options remain available under the Plan. Each Option granted under this
                  Section 5(b) shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) 90 days after the cessation of the Recipient's service as a member of the Board (to the extent vested upon the date of such cessation).

6.       Options.

         The Committee may grant Options to purchase Common Stock to Recipients in such amounts as the Committee determines in its sole discretion. Except as otherwise limited herein, an Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option. The Committee may grant an Option alone or in addition to another Option. Each Option shall satisfy the following requirements:

         (a) Written Agreement. Each Option granted to a Recipient shall be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients or for the same Recipient if awarded more than one Option. The Option Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 6.

         (b) Designation of Type of Option. Each Option Agreement shall state on its face whether the Option is intended to be a "tax qualified," incentive stock option under Code Section 422, or a "nonqualified," stock option subject to Code Section 83.

         (c) Number of Shares. Each Option Agreement shall specify the number of Shares that the Recipient may purchase upon exercise of the Option. No Recipient shall be granted, in any calendar year, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(c) shall be adjusted proportionately in accordance with Section 8 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 8 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(c).

         (d)      Exercise Price.

                  (i) Incentive Stock Options. Except as otherwise provided in subsection 6(d)(iii) or subsection 6(m) of the Plan, the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee, but shall not be less than the Fair Market Value of the Share on the Date of Grant.

                  (ii) Non-Qualified Stock Options. Except as otherwise provided in subsection 6(d)(iii) of the Plan or in this subsection 6(d)(ii), in the case of Options intended to be "nonqualified" stock options issued to Employees, the exercise price shall be at least one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date, such that the amount of compensation such Recipient/Employee shall realize on exercise shall be based solely on the increase in the value of the Shares of Common Stock subsequent to the Grant Date, as required by Regulation Section 1.162-27. Notwithstanding the foregoing, such exercise price may be less than one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date if the amount below fair market value is attributable to the attainment of a performance goal that satisfies the requirements of Regulation Section 1.162-27 and Code
                           Section 162(m), or any successor statute or Regulation regarding the same subject matter. The exercise price of "Non-Qualified Stock Options" issued to non-Employees shall equal the exercise price designated by the Committee. Notwithstanding the foregoing, in no event will the exercise price of a Non-Qualified Stock Option be less than the par value of the Common Stock on the Grant Date.

                  (iii) Exceptions. Any Option that is (1) granted to a Recipient in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Recipient immediately prior to such Acquisition, and (3) intended to preserve for the Recipient the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value. Any Non-Qualified Option that is granted to a Recipient not previously employed by the Company, or a parent or subsidiary of the Company, as a material inducement to the Recipient's commencing employment with the Company may be granted with such exercise price as the Committee determines to be necessary to provide such material inducement.

         (e)      Duration of Option.

                  (i) Incentive Stock Option. Except as otherwise provided in Section 6, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

                  (ii) Non-Qualified Stock Option. Except as otherwise provided in this Section 6, a Non-Qualified Stock Option shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

         (f) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time.

         (g) Death. If a Recipient dies, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the date of the Recipient's death or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient's death, the Option may be exercised by the beneficiary or the estate of the Recipient to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 8 of the Plan.

         (h) Disability. If the Recipient terminates employment with the Company because of his Disability, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the Recipient's last day of employment with the Company or the date specified in subsection 6(e) of the Plan. During the one-year period following the Recipient's termination of employment by reason of Disability, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 8 of the Plan.

         (i) Retirement. If the Recipient terminates employment with the Company by reason of normal retirement under the Company's retirement policies, an Option granted to the Recipient shall expire on the earlier of 90 days after the Recipient's last day of employment or the date specified in subsection 6(e) of the Plan. During the 90 day period following the Recipient's normal retirement, the Option may be exercised as to the number of Shares for which the Option would have been exercisable on the retirement date, subject to any adjustment under Section 8 of the Plan.

         (j) Termination of Service. Subject to Section 6(e) of the Plan, if the Recipient's employment with the Company terminates for any reason other than death, Disability or retirement, an Option granted to the Recipient shall expire 30 days after the Recipient's last day of employment, unless the Committee sets a later expiration date on the Date of Grant. The Committee may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient's employment. During any delay of the expiration date, the Option shall be exercisable only to the extent it is exercisable on the date the Recipient's employment terminates, subject to any adjustment under Section 8 of the Plan.

         (k) Cause. Notwithstanding any provisions set forth in the Plan, if the Recipient (i) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary,
                  (ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Recipient's death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company. No act or failure to act shall be deemed willful unless the Recipient acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

         (l) Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Option Agreement shall specify any additional conditions required for the exercise of the Option, such as the execution of a Stock Restriction Agreement by the Recipient in a form specified by the Company.

         (m) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

         (n) Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall be deemed a Non-Qualified Stock Option.

         (o) Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with any other requirements in the Recipient's Option Agreement and such other reasonable requirements as the Committee establishes pursuant to Section 7 of the Plan. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The acceptable form of consideration may consist of any combination of cash, certified check in an amount equal to the full exercise price, wire transfer or, subject to the approval of the Committee: (i) pursuant to subsection 6(p) of the Plan, promissory note; (ii) Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either has held for at least six months or has purchased on the open market; (iii) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Recipient has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Recipient by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option shall not affect the holder's right to exercise the remainder of the Option from time to time in accordance with the Plan.

         (p) Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a promissory note and any other documents deemed necessary by the Company.

         (q) Designation of Beneficiary. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient's Options in the event of the Recipient's death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient's estate shall be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

         (r)      Nontransferability of Option.

                  (i) Except as provided in subsection 6(r)(iii) below, each Option shall be exercisable only by the Recipient during the Recipient's lifetime, or, if permissible under applicable law, by the Recipient's guardian or legal representative.

                  (ii) Except as provided in subsection 6(r)(iii) below, no Option (prior to the time, if applicable, Shares are issued in respect of such Option), and no right under any Option, may be assigned, alienated, pledged, attached, sold or otherwise transferred to encumbered by a Recipient otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (iii) To the extent and in the manner permitted by applicable law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Recipient may transfer a Non-Qualified Stock Option to:

                           (A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Recipient (including adoptive relationships);

                           (B) any person sharing the Recipient's household (other than a tenant or employee);

                           (C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

                           (D)      a foundation in which persons described in
                                    (A) or (B) or the Recipient control the
                                    management of assets; or

                           (E) any other entity in which the persons described in (A) or (B) or the Recipient own more than 50 percent of the voting interests;

                           provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in
                           (A) above or the Recipient, in exchange for an interest in such entity.

          (s) Change of Control. In the event of a Change of Control, the portion of an outstanding Option that is not then vested and/or exercisable shall become fully vested and exercisable as of the date of such Change of Control. If a Change of Control occurs, the Committee in its discretion may, at the time an Option is awarded or at any time thereafter, take one or more of the following actions: (i) provide for payment to the Recipient of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the Option had the Option been exercised or paid upon the Change in Control, (ii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change in Control, (iii) cause the Option to be assumed, or new rights substituted therefor, by another entity, (iv) make such other provision as the Committee may consider equitable to Recipients and in the best interests of the Company, or (v) designate a date when each outstanding Option, if not exercised, shall terminate; provided however, that such a date shall not be so designated unless the Committee provides at least 30 days advance written notice of the date of termination to each Recipient. In any such event, all other provisions, terms and conditions of this Plan shall remain in full force and effect and the Committee is expressly authorized to take the action described in the preceding sentence and to amend this Plan or take such other actions as may be necessary, appropriate or incidental to the actions described above.

7.        Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends.

          The Company shall have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes with respect to any Option.

          The Board may grant Options and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 7. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

          Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Board to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable.

         With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.       Adjustments.

         (a) If a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization, or liquidation of or by the Company shall occur, the Board shall adjust the number and class of Shares for which Options are authorized to be granted, the number and class of Shares then subject to Options previously granted, and the price per Share payable upon exercise of each Option to the extent the Board deems appropriate to reflect the applicable transaction.

         (b) The Board or the Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board of the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Recipient, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

9.       Liability of the Company.

         The Company shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

10.      Indemnity of Board or Committee.

         The Company hereby indemnifies and holds harmless the members of the Board or the Committee against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Board (for the purposes of administration of the Plan) or the Committee, provided that such individual
(i) acted, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees, directors, outside consultants and Recipients, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

11.      Amendment and Termination of Plan.

         The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Recipient, without his consent, of any Option granted to the Recipient pursuant to the Plan or of any of his/her rights under such Option. Notwithstanding the foregoing, no provision herein (including
Section 5(b)) related to automatic grants of Options to non-employee directors may be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board approval. Except as provided otherwise in this Section 11, the Board shall obtain shareholder approval of any amendment of the Plan or any Option to the extent the Board determines that it is desirable to obtain approval of the Company's shareholders, to retain eligibility for exemption from the limitations of Code
Section 162(m), to have available the ability for Options to qualify under Code
Section 422 as Incentive Stock Options, to comply with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, or for any other purpose the Board deems appropriate.

12.      Trading Policy Restrictions.

         Option exercises under the Plan shall be subject at all times to the Company's insider trading policy related restrictions, terms and conditions as may be established by the Board, or any committee thereof, from time to time.

13.      Expenses of Plan.

         The Company shall bear the expenses of administering the Plan.

14.      Duration of Plan.

         Options may be granted only during the 10 years immediately following the original effective date of the Plan.

15.      Notices.

         All notices to the Company shall be in writing and shall be delivered to the Secretary of the Company. All notices to a Recipient shall be delivered personally or mailed to the Recipient at his address appearing in the Company's personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 15.

16.      Applicable Law.

         The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of Delaware and the United States of America.

17.      Effective Date.

         The effective date of the Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the shareholders approve the Plan.

Date Plan adopted by Board of Directors: March 20, 2002
(subject to shareholder approval)

Date Plan adopted by Shareholders: _________________________, 2002






                                  -----------------------------------------
                                  Karen Dickey
                                  Secretary

                                                                      APPENDIX C

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER ("Agreement") is effective as of ___________________, 2002 by and between Analex Corporation, a Delaware corporation ("Analex" or the "Surviving Company"), and Hadron, Inc., a New York corporation ("Hadron" or the "Non-Surviving Company"). Each are sometimes hereinafter referred to as the "Constituent Companies."

                              W I T N E S S E T H :

         WHEREAS, pursuant to Section 252 of the Delaware General Corporation Law ("DGCL") and Section 904 of the New York Business Corporation Law ("NYBCL") the Constituent Companies' respective Bylaws, the Board Directors and Shareholders of Hadron and the Shareholders and Board of Directors of Analex have each approved the Merger (as hereinafter defined), whereby Hadron will merge with and into Analex, upon the terms and subject to the conditions set forth herein, as evidenced by Minutes of a Meeting of the Board of Directors of Analex dated __________________, 2002, Minutes of a Meeting of the Stockholders of Analex dated __________________, Minutes of a Meeting of the Board of Directors of Hadron and Minutes of a Meeting of the Stockholders of Hadron dated ___________________, 2002;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto have agreed as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01     The Merger.
                  ----------

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.01(b) hereof), Hadron shall be merged with and into Analex (the "Merger") in accordance with Section 252 of the DGCL and Section 904 of the NYBCL, and the separate corporate existence of Hadron shall cease to exist and Analex shall continue as the Surviving Company under the laws of the State of Delaware under the name "Analex Corporation."

                  (b) The Surviving Company shall file a duly executed Certificate of Merger with the Delaware Secretary of State ("DE Certificate of Merger"). The Non-Surviving Company shall file duly executed Certificate of Merger with the New York Secretary of State ("NY Certificate of Merger"). The "Effective Time" of the Merger shall be the later of: (i) the date and time of acceptance for filing with the Delaware Secretary of State the DE Certificate of Merger, and (ii) the date and time of acceptance for filing with the New York Secretary of State the NY Certificate of Merger.

                  (c) At the Effective Time, the Surviving Company shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, both of a public and private nature, of each of the Constituent Companies, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Companies; and all of the rights, privileges, powers and franchises of each of the Constituent Companies, and all property (real, personal and mixed), and all debts due to either of the Constituent Companies on whatever account, for stock subscriptions as well as all other things in action or belonging to each of the Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Company as they were of the several and respective Constituent Companies; but all rights of creditors and all liens upon any property of either of the Constituent

Companies shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.

         1.02 Conversion of Shares of Common Stock. Immediately at the Effective
              ------------------------------------
Time, each of the issued and outstanding shares of Common Stock of the Non-Surviving Company shall be converted into the same number of shares of Common Stock of the Surviving Company pursuant to the Merger.

         1.03 Certificate of Incorporation of the Surviving Company. The
              -----------------------------------------------------
Certificate of Incorporation of the Surviving Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company and the Non-Surviving Company until otherwise amended or repealed.

         1.04 Bylaws of the Surviving Company. The Bylaws of the Surviving
              -------------------------------
Company shall be the Bylaws of the Surviving and Non-Surviving Company until otherwise amended or repealed.

         1.05 Board of Directors of the Non-Surviving Company. The Board of
              -----------------------------------------------
Directors of the Non-Surviving Company in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the Board of Directors of the Surviving Company from and after the Effective Time in accordance with the Bylaws of the Surviving Company.

         1.06 Tax Treatment of the Merger. It is intended by the parties hereto
              ---------------------------
that the Merger shall constitute a reorganization of the Surviving and the Non-Surviving Company within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II
                                SHARES OF STOCK

         2.01 Authorized Shares of Hadron and Analex. The authorized capital
              --------------------------------------
stock of Hadron consists of Twenty Million (20,000,000) shares of common stock with a par value of $0.02 per share, and no shares of preferred stock. The authorized capital stock of Analex consists of Thirty-Five Million (35,000,000) shares consisting of Thirty Million (30,000,000) shares of common stock with a par value of $0.02 per share, and Five Million (5,000,000) shares of preferred stock with a par value of $0.02 per share.

         2.02 Conversion of Shares of Stock. At the Effective Time, pursuant to
              -----------------------------
the Merger, each stockholder of the Non-Surviving Company shall automatically become a stockholder of the Surviving Company and each share of common stock in the Non-Surviving Company shall be converted into the same number of shares of common stock in the Surviving Company.

                                  ARTICLE III
                                 MISCELLANEOUS

         3.01 Fees and Expenses. Whether or not the Merger is consummated, the
              -----------------
Surviving Company shall pay the costs and expenses incident to the preparation of this Agreement, the consummation of the Merger, and the performance of and compliance with all of the agreements and conditions contained herein.

         3.02 Notices. All notices, requests, demands, waivers and other
              -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by overnight delivery service or by first class mail postage prepaid, or sent by telecopier, to the parties at the following addresses (or at such other address of a party as shall be specified by like notice) as follows:

                  (a)      if to the Non-Surviving Company at:

                           Hadron, Inc.
                           5904 Richmond Highway
                           Suite 300
                           Alexandria, VA  22303

                           Attention: President

                  (b)      if to the Surviving Company at:

                           Analex Corporation
                           5904 Richmond Highway
                           Suite 300
                           Alexandria, VA  22303

                           Attention: President

         3.03 Binding Effect; Benefit. This Agreement shall inure to the benefit
              -----------------------
of and be binding upon the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         3.04 Amendment and Modification. Subject to applicable law, this
              --------------------------
Agreement may be amended, modified and supplemented in any and all respects by written agreement of the directors and shareholders of the Surviving Company and the directors and shareholders of the Non-Surviving Company at any time prior to the Effective Time with respect to any of the terms contained herein.

         3.05 Section Headings.  The Section headings contained in this
              ----------------
Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         3.06 Applicable Law. This Agreement and the legal relations among the
              --------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles or rules thereof.

         3.07 Integration. This Agreement sets forth and is intended to be an
              -----------
integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the Merger and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties with respect to the transactions contemplated other than as set forth herein. Any and all prior agreements among the parties with respect to the Merger are hereby revoked.

         IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement effective as of the date first written.

                             HADRON, INC.
                             a New York Corporation

                             By:
                                ----------------------------------
                                Sterling E. Phillips, Jr.
                                Chairman and Chief Executive Officer

                             ANALEX CORPORATION
                             a Delaware Corporation

                             By:
                                 ------------------------------------
                                 Sterling E. Phillips, Jr.
                                 Chairman and Chief Executive Officer

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HADRON, INC.

         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2002

         The undersigned appoints Sterling E. Phillips, Jr. and Karen L. Dickey, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Hadron, Inc. on May 21, 2002, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:


1.       ELECTION OF DIRECTORS

         [_]      FOR the EIGHT nominees listed below (except as marked to the contrary below)

         [_]      WITHHOLD AUTHORITY to vote for the EIGHT nominees listed below

                         Jon M. Stout, C.W. Gilluly, Gerald R. McNichols,
                     John D. Sanders, Sterling E. Phillips, Jr., Shawna Stout,
                             Peter C. Belford, Sr. and Gerald R. Young

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

----------------------------------------------------------------------------------------------------

2.       Proposal to approve the Hadron, Inc. 2002 Stock Option Plan.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

3.       Proposal to approve a proposed name change of the Company to Analex Corporation.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

4.       Proposal to approve a proposed change in the state of incorporation of the Company from New York to Delaware.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

5.       Proposal to increase the number of authorized Common Stock to 30,000,000 and to add a class of Preferred Stock.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

6.       Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2002.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN


7. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.


         This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the eight named individuals as directors, FOR the 2002 Stock Option Plan, FOR the proposed name change, FOR the Reincorporation, FOR the increase in the Common Stock and to add a class of Preferred Stock, and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2002.


                           PLEASE DATE, SIGN AND RETURN
                           PROXY PROMPTLY
                           Receipt of Notice of Annual
                           Meeting and Proxy Statement
                           is hereby acknowledged


                           ----------------------------------------
                           Shareholder's Signature


                           -----------------------------------------
                           Joint Holder's Signature (If applicable)


                           Date:
                                 -----------------------------------